UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2013

EVENTURE INTERACTIVE, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-172685	27-4387595
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3420 Bristol Street, 6th Floor

Costa Mesa, CA 92626

855.986.5669

(Address and telephone number of principal executive offices)

(Former name, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On March 5, 2013, we entered into a Corporate Advisory and Investor Relations Agreement (the “Agreement”) with Hart Partners, LLC (“Hart”), a consulting firm specializing in providing exposure services for small, emerging public companies which often lack the sponsorship of conventional financial institutions. Hart’s investor relations programs are designed to promote marketplace credibility and full investor awareness.

The Agreement has an initial term of one year, although it may be cancelled by either party after six months. Subject to agreement on terms, it may be renewed for one or more additional one year periods. During the initial one year term, Hart is to receive 50,000 shares of our restricted common stock, 25,000 of which were issuable upon the commencement of the term and 25,000 of which are issuable upon the six month anniversary of the initial term. We agreed to pay Hart a cash fee of $10,000 for the first 3 months of the initial term. Starting with the fourth month of the initial term, we will pay Hart a cash fee of $3,333.33 per month until such time that we have raised aggregate proceeds of a minimum of $3,000,000 through the sales of our equity securities. Commencing the first month thereafter, the monthly cash fee will be increased to $7,500.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Investor Relations Agreement dated March 5, 2013 between Registrant and Hart Partners, LLC

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVENTURE INTERACTIVE, INC.
Date: March 11, 2013	By:	/s/ Gannon Giguiere
Name: Gannon Giguiere
Title: CEO and Secretary

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